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                                                                   EXHIBIT 10.44

                          HOPKINS PLACE BUSINESS CENTER
                                 LEASE AGREEMENT

THIS LEASE AGREEMENT, is made this 10th day of July, 2006, by and between HOPKINS ROADS ASSOCIATES, a Maryland General Partnership ("Landlord") and Dover Saddlery Retail, Inc. ("Tenant"), a Massachusetts corporation.

      WITNESSETH: That for and in consideration of the rents, mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, promise and agree as follows:

Section 1 - Demised Premises

      1.01. Demised Premises. Upon the terms and conditions hereinafter set forth, and in consideration of the payment of the rent and the prompt performance by Tenant of all of the covenants and agreements to be kept and performed by Tenant, Landlord does lease, let, and demise to Tenant and Tenant hereby leases from Landlord the following demised premises (hereinafter "Premises"), situate, lying, and being in Anne Arundel County, State of Maryland, and being a portion of the commercial improvements shown on Tax Map No.36, Parcel 379, Liber 3529, Folio 60, being Suites "11, 12, & 13"., which has an agreed area of 9000 square feet, a frontage of 90 linear feet, and a depth of 100 linear feet as outlined in red on Exhibit A attached hereto and incorporated herein. The address of the premises is 1047 Maryland Route 3 North, HOPKINS PLACE, Gambrills, Anne Arundel County, MD, 21054.

      1.02. Building. The term "Building" shall mean the building designated on Exhibit A.

      1.03. Common Area. The term "Common Area" shall mean that designated as such on Exhibit A.

                             Section 2 - Lease Term

      2.01. Term. Landlord leases to Tenant and Tenant hereby takes from Landlord the Premises for the term of five years (5 years) at and for the Rent set forth in Section 3 and such Additional Rent as set forth in this Lease.

      2.02. Commencement Date. The Commencement Date of this Lease shall be the first day Tenant is provided access to the Premises. If the Commencement Date of this Lease is not ascertainable at the date of the execution of this Lease, Tenant and Landlord agree that when said date has been determined, the parties shall enter into an amendment to this Lease specifying the Commencement Date of the original term hereof.

      If the Commencement Date falls other than on the first day of a calendar month, then all rents due hereunder for that month shall be pro-rated proportionately for that month, and the full Lease term shall be equal to the number of years set forth in Subsection 2.01 plus that portion of the month remaining from the date of commencement through the last day of that month.

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      2.03. Lease Extension. Tenant may elect to extend the term of this Lease for three (3) renewal terms of five (5) years by giving notice in writing to Landlord of Tenant's intent to renew. Said notice shall be given no earlier than one hundred eighty (180) nor later than ninety (90) days prior to the conclusion of the initial term of this Lease for the first renewal term and no earlier than one hundred eighty (180) nor later than ninety (90) days prior to the conclusion of the first renewal term for the second renewal term. Default on any term or condition of this Lease during the initial term terminates Tenant's right to elect a renewal term.

      2.04. Termination. Unless written notice exercising the renewal term is received by Landlord, this Lease shall terminate at the end of the initial term, (or renewal term if applicable) without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Premises. For the period of three months prior to expiration of the term, Landlord shall have the right to display on the exterior of the Premises a "For Rent" sign. During said period, Landlord may show the Premises and all parts thereof to prospective tenants during normal business hours.

      2.05. Tenant Holding Over. If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a Tenant from month-to-month, provided Tenant first obtains the written consent of Landlord and provided rent is paid to and accepted by Landlord in advance, at the rate of rental payable hereunder just prior to the termination of this Lease. Unless and until Landlord shall consent to Tenant's continued occupancy and accepts such rent from Tenant, Landlord shall continue to be entitled to re-take possession of the Premises without any prior notice whatever to Tenant. If Tenant shall fail to surrender possession of the Premises immediately upon the expiration of the term hereof, Tenant hereby agrees that all of the obligations of Tenant and all rights of Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy, whether or not a month-to-month tenancy shall have been created as aforesaid except that the monthly rent shall be 150% of the monthly rent for the last month of the original term or renewal term of this Lease. In the event it becomes necessary to Landlord to engage the services of an attorney, whether or not legal proceedings are instituted against Tenant by Landlord as a result of Tenant's holding over, either for payment of rent or for possession, then Tenant agrees to pay all court costs associated with such proceedings, together with all reasonable attorney's fees.

      Section 3 - Rent

      3.01. Minimum Rent. During the initial term of this Lease, Tenant covenants and agrees to pay Landlord a total fixed minimum Rent of Six Hundred Seventy Five Thousand and 00/100 Dollars ($675,000.00), paid at an annual minimum rental rate of One Hundred Thirty Five thousand and 00/100 Dollars ($135,000.00), being Fifteen and no/100 Dollars per square foot ($15.00 /sq. ft.) for the first year and as subsequently increased herein.

      Initial minimum Rent shall be payable in equal monthly installments of _________________ Eleven Thousand Two Hundred Fifty Dollars and 00/100 ($11,250), in advance, on the first day of each month during the term of this Lease, or any renewal term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever.

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      If the Commencement Date shall be a date other than the first day of the calendar month, Tenant shall, on the Commencement Date, pay to Landlord a sum equal to one month's installment of rent, pro rated on the basis of the actual number of days from the Commencement Date to the last day of the calendar month.

      3.02. Rent Increases. During the initial 5-year term of this Lease and the first 5-year extension of the term of this Lease, the minimum annual rent payable in twelve (12) equal monthly installments shall be increased each year by three percent (3%), resulting in a minimum annual rent as follows:

      Year One: $135,000.00 annually or $11,250.00 per month

      Year Two: $139,050.00 annually or $11,587.50 per month

      Year Three: $143,221.50 annually or $11,935.13 per month

      Year Four: $147,518.15 annually or $12,293.18 per month

      Year Five: $151,943.69 annually or $12,661.97 per month

      Year Six: $156,502.00 annually or $13,041.83 per month

      Year Seven: $161,197.06 annually or $13,433.09 per month

      Year Eight: $166,032.97 annually or $13,836.08 per month

      Year Nine: $171,013.96 annually or $14,251.16 per month

      Year Ten: $176,144.38 annually or $14,678.70 per month

      In the event that the Tenant exercises its right to extend the Lease for a second 5-year extension, the minimum annual rent applicable to the first year of such second 5-year extension (i.e. the eleventh (11th) year of this Lease) shall be calculated as follows: (a) a calculation shall be made to determine what the minimum annual rent would have been during the first ten (10) years of this Lease if the rent had been increased by the "CPI" as defined and described below. The amount of the minimum annual rent that would have been payable during the tenth (10th) year shall be determined; (b) if utilizing the CPI the minimum annual rent that would have been payable during the tenth (10th) year would have been three percent or more greater than the minimum annual rent actually paid during the tenth year, then the minimum annual rent payable monthly for the eleventh (11th) year shall be the amount that the minimum rent would have been if the CPI had been utilized during the first ten (10) years but in no event shall the minimum annual rent payable during the eleventh (11th) year utilizing the CPI method of calculation be greater than six percent (6%) over the minimum annual rent actually paid during the tenth (10th) year of this Lease; (c) if utilizing the CPI the minimum annual rent that would have been payable during the tenth (10th) year would have been less than three percent (3%) above the annual minimum rent actually paid during the tenth (10th) year, then the minimum annual rent commencing on the first day of the eleventh (11th) year, payable in equal monthly installments, shall be a minimum of three percent (3%) greater than $176,144.38. The minimum annual rent shall then be increased by three percent (3%) per year for each year during the second 5-year extension term and if the Tenant elects a third 5-year extension term, then the minimum annual rent shall increase by three percent (3%) per year for each of those five

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(5) years. All minimum annual rent shall be paid in equal monthly installments in advance on the first day of each calendar month throughout the next year of this Lease.

      The "CPI" that shall be utilized to make the calculations set forth above shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, U.S. City Average (1982-84=100) (hereinafter called the "Index"), printed monthly in the Monthly Labor Review published by the Bureau of Labor Statistics, United States Department of Labor, PO Box 13309, Philadelphia, PA 19101. In the event of the discontinuance of this specified Consumer Price Index, the Index most nearly approximate thereto shall be used.

      3.03. Operating Expenses. Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant's proportionate share of the cost for operating expenses. Operating expenses shall mean the total costs and expenses paid or incurred by Landlord in connection with the management, administration, operation, maintenance, and repair of the Building and Common Area, including without limitation, (i) the cost of public service electricity, water and other utilities, (ii) the cost of repairs, supplies, equipment, maintenance, service contracts and general maintenance cleaning of the Building and Common Area,
(iii) fees, charges, and other costs of all independent contractors engaged by Landlord, or reasonably incurred in managing, administering, maintaining, and repairing the Building and Common Area, including, but not limited to snow removal and landscaping the Common Area, (iv) accounting, legal and other professional fees incurred in the administration, operation, maintenance, repair of the of the Building and Common Area . Notwithstanding the foregoing, the operating expenses shall not include the cost, expenses and brokers fees associated with locating tenants for the Building nor Landlord's collection expenses incurred with delinquent Tenants nor accounting and other services performed to solely benefit Landlord. Tenant shall pay in equal monthly installments in advance on the first day of each month of the term of the Lease, or any renewal term, or pro rata for a part of a month, if applicable, a tentative monthly operating expense, which initially shall be Nine Hundred Seventy Five and 00/100 Dollars ($ 975.00) as estimated by Landlord prior to the term hereof and subject to adjustment as specified hereinafter.

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      The monthly installments paid by Tenant shall be adjusted within thirty
(30) days after Landlord, or its agent, determines the actual costs for any fiscal period, (monthly, quarterly, semi-annually or annually, in the sole discretion of Landlord), to reflect Tenant's actual share of such cost of operating expenses; at which time, Tenant shall pay any balance owing on its contribution or shall be refunded any excess, as the case may be; the monthly payments made at the above specified rate shall also be adjusted (prospectively or retroactively) to conform to any cost projection adopted by Landlord before the initial accounting period ends.

      3.04 Real Estate Taxes. Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant's proportionate share of real estate taxes for the Building and Common Area. Tenant shall pay in equal monthly installments, in advance, on the first day of each month of the term of the Lease, or any renewal term, or pro rata for a part of a month, if applicable, a monthly the pro rata share of real estate taxes of Five Hundred Twenty Five 00/100 Dollars ($525.00) and subject to adjustment as specified hereinafter.

      Real Estate Taxes shall include, without limitation, all general real estate property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the property, service payments in lieu of taxes, and any tax, fee, or excise on the act of entering into this Lease on use or occupancy of the Building or any part thereof or on the rent payable under any Lease or connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, or the State of Maryland, Anne Arundel County, or any other political subdivision, public corporation, district, or other political or public entities. Real Estate Taxes shall also include any other tax, fee, or other excise however described, that may be levied or assessed as a substitute for or in addition to, in whole or in part, any other real estate taxes, where they are not now customary or in the contemplation of the parties on the date of the signing of this Lease. Real Estate Taxes shall also include legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real estate taxes. Tenant agrees to pay its proportionate share of any increases in the real estate taxes in monthly installments upon notice of the increase to Tenant from Landlord.

      3.05. Insurance. Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant's proportionate share of hazard and liability insurance premiums on the Building and Common Areas. Tenant shall pay in equal monthly installments, in advance, on the first day of each month of the term of the Lease, or any renewal term, or pro rata for a part of a month, if applicable, a monthly the pro rata share of insurance premiums of Two Hundred Twenty Five 00/100 Dollars ($225.00) and subject to adjustment as specified hereinafter. Tenant further agrees to pay monthly as Additional Rent its proportionate share of any increases of the said insurance premiums after notice of any such increase in the proportionate share of insurance premium.

      3.06 Water and Sewer Charges. Water and sewer usage for the rental units and the Common Area is billed to the Landlord based upon one central meter serving the rental units and the Common Areas. Each rental unit, including Tenant's Premises, has a separate private water and sewer meter for the water and sewer usage by that rental unit. Water and sewer fees are billed by Anne Arundel County quarterly. Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant's proportionate share of water and sewer fees based upon its usage as reflected by its private water and sewer meter, together with its proportionate share of water and sewer charges for the Common Areas, if any. Tenant shall pay in equal monthly installments, in advance, on the first day of each month of the term of the Lease, or any renewal term, or pro rata for a part of a month, if applicable, an estimated monthly water and sewer charge of Fifty and 00/100 Dollars ($ 50 .00) and subject to adjustment as specified hereinafter.

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      The monthly installments paid by Tenant for water and sewer shall be adjusted within thirty (30) days after Landlord, or its agent, determines the actual costs for any fiscal period, (in this case quarterly), to reflect Tenant's actual share of such cost of water and sewer fees; at which time, Tenant shall pay any balance owing on its contribution or shall be refunded any excess, as the case may be; the monthly payments made at the above specified rate shall also be adjusted (prospectively or retroactively) to conform to any cost projection adopted by Landlord before the initial accounting period ends.

      3.07. Tenant's Proportionate Share. Unless otherwise specifically provided, Tenant's proportionate share of any Additional Rent and increases of Additional Rent called for under this Lease for any period shall be Fifteen and 8/10 percent (15.8%) based upon Tenant's square footage and the total rentable square footage of the Building, being approximately Fifty Seven Thousand (57,000) square feet.

      3.08. Additional Rent. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the annual and monthly rental herein reserved, whether such payment is to be made to Landlord or to any party, and said additional amount which Tenant is to pay is not designated as "Additional Rent", or provision is not made for the collection of said amount as "Additional Rent", said amount shall nevertheless be deemed "Additional Rent", and shall be due and payable as such on the day the next installment of Minimum Rent falls due hereunder or as otherwise specified in this Lease.

      3.09. Payment of Rent. Tenant shall pay all Rent and Additional Rent when due and payable without any setoff, deduction or prior demand thereof whatsoever. Any monthly rental payment, including, but not limited to, any amounts due and payable as Additional Rent, which is not paid within seven (7) days after the same is due and payable, shall bear a five (5%) percent late fee. Additional Rent that shall become due shall be payable, unless otherwise provided herein, with the next monthly installment of fixed Minimum Rent after Tenant is notified of the amount of said Additional Rent. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payable in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord shall have against Tenant. The failure of Tenant to pay any monthly installment of Rent or Additional Rent, when due, for three (3) months during any twelve (12) month period during the term of this Lease or any renewal term, shall constitute an Event of Default of this Lease.

      3.10 Summary of Components of Monthly Rental. The monthly rental payment due from Tenant upon the commencement of this Lease includes, but is not limited to the following:

             (i) Minimum Rent:               $ 11,250.00______________________
             (ii) 3.03 Operating Expenses:   $    975.00
             (iii) 3.04 Real Estate Taxes:   $    525.00 _____________________
             (iv) 3.05 Insurance:            $    225.00______________________
             (v) 3.06 Water & Sewer:         $     50.00 _____________________

      In addition to the above are any charges elsewhere required by this Lease.

                       Section 4 - Intentionally Omitted.

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            Section 5 - Tenant's Use of Premises; Compliance with Law

      5.01. Tenant shall occupy the Premises upon commencement of the term and thereafter will continuously use the Premises for the sales equestrian related riding supplies and English riding equipment and related activities and for no other purposes whatsoever. Tenant covenants that said use is expressly permitted by C-4 zoning of the Anne Arundel County Zoning Code, which is the zoning classification of the Property at the time of the signing of this Lease.

      5.02. Unless Landlord agrees to the contrary, Tenant shall conduct business only under the following name or trade name: Dover Saddlery and or its subsidiary trade names.

      5.03 Tenant, at Tenant's expense, shall comply with all laws, ordinances, and regulations of federal, state and local authorities, including but not limited to the Americans with Disabilities Act of 1990, if applicable, pertaining to Tenant's use of the Premises and with recorded covenants, conditions and restrictions, and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, ordinances, or regulations pertaining to air and water quality, Hazardous Material, waste disposal, air emissions, and other environmental matters, all zoning and other land use matters, utility availability, and with any direction of any public officers, pursuant to law, which shall impose any duty upon the Landlord or Tenant with respect to the use or occupation of the Premises.

      5.04 Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises by Tenant or its contractors or subcontractors, or its or their agents, or employees, without the prior written consent of Landlord, which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon, or used, or kept in or about the Premises, (ii) generate no emissions to the ambient air other than exhaust from the heating, ventilation, and air conditioning systems, (iii) use no equipment requiring a permit to construct or operate under applicable air pollution control statutes, ordinances, or regulations, (iv) not generate noise at the property line in excess of allowable limits, (v) not install or use incinerators or fuel-fired boilers, and (vi) not use or install any pipes, solder, or flux that contain lead nor use any lead paint. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnity, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the

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Premises to the condition existing prior to the introduction of any such
Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

      5.05 At the commencement of this Lease, and on January 1 of each year thereafter, including January 1 of the year after the termination of this Lease, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used, or disposed of on the Premises, or which Tenant intends to store, use, or dispose of on the Premises.

      5.06 For the purposes of this Lease, "Hazardous Material" shall mean any hazardous or toxic substance, material, or waste including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172. 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials, and wastes that are or become regulated under any applicable federal, state, or local law, ordinance, or regulation including, but not limited to, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund"), the Clean Air Act, and the Clean Water Act.

                            Section 6 - Improvements

      6.01 Tenant. Landlord agrees to authorize Tenant to perform the work set forth in Exhibit B, at Tenant's own expense. During Tenant's performance of such work Tenant shall, at its expense, remove from the property all trash, which may accumulate. During such period of work, Tenant shall not unreasonably interfere with Landlord's activities and shall maintain and provide certification of workmen's compensation, liability, and builders risk insurance in amounts satisfactory to Landlord. All work done by Tenant shall be done in accordance with all applicable building codes, statutes, regulations, laws, ordinances of federal, state, county and municipal authorities and with any direction or order made pursuant to law by any public official or agency. All improvements (as distinguished from trade fixtures) shall be the property of Landlord and may not be removed without its consent. All cost for plans and permits shall be the Tenant's responsibility.

      6.02. Acceptance. The Tenant accepts the Premises in "AS IS" condition

      6.03. Mechanic's Lien. No work which Landlord permits Tenant to do pursuant to this Lease, whether in the nature of erection, construction, alteration and repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics lien or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to improve the Premises. Tenant shall provide to Landlord, prior to Tenant's occupancy of the Premises, waivers or releases of mechanics liens from all subcontractors performing any and all work on behalf of Tenant or at Tenant's request. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises. In the event any proceedings shall at any time be filed against the Premises with respect to mechanic's liens or any other lien by reason of work, labor, services and materials performed or furnished, or alleged to be performed or furnished, to Tenant or anyone holding the Premises through or under Tenant, Tenant shall, within fifteen (15) days after said filing, forthwith cause the same to be discharged of record


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or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys fees incurred by Landlord in procuring the discharge of such lien, together with interest thereon at eighteen percent (18%) per annum shall be immediately due and payable by Tenant to Landlord as Additional Rent.

      6.05. Tenant's Fixtures. All trade fixtures and apparatus (as distinguished from Leasehold improvements) in which Tenant has an ownership interest which are installed in the Premises shall remain the property of Tenant and may be removed at any time, including upon the expiration of the term, provided Tenant shall not at such time be in default of any terms or covenants of this Lease, and provided further that Tenant shall repair any damage to the Premises caused by the removal of said fixtures. If Tenant is in default of any terms or covenants of this Lease at any time, Landlord shall have an automatic security interest and lien upon such property located in or on the Premises and as may be permitted under the laws of the State of Maryland. In the event such lien develops or is asserted by Landlord, in any manner or by operation of law, Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured.

                         Section 7 - Tenant's Covenants

      7.01. In regards to the use and occupancy of the Premises, Tenant covenants at its expense to: (a) keep the inside and outside of all glass on the doors and windows to the Premises clean; (b) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (c) maintain Premises in a clean and orderly condition and free of insects, rodents, vermin, and other pests; (d) keep any garbage, trash, rubbish or other refuse in a rodent proof container or containers within the interior of the Premises until removed; (e) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (f) comply with and observe all rules and regulations established by Landlord from time to time which apply generally to all Tenants of the Building.

      7.02. If Tenant fails to comply with any covenant which requires payment or work by Tenant under this Lease, in addition to any other rights that Landlord may have against Tenant for such failure, Landlord may make such payments or perform such work, at the expense of Tenant and upon receipt of an invoice for the same from Landlord, Tenant shall pay the same as Additional Rent.

                        Section 8 - Condition of Premises

      8.01. It is understood and agreed that Tenant's occupation of the Premises is conclusive evidence that the Premises are in good and satisfactory condition and in accordance with the terms of this Lease at the time such occupancy occurs. Tenant agrees to accept the Premises in an "as is" condition and agrees to maintain the Premises and all equipment in good and satisfactory operating condition. The Landlord will warrant the operation of the heating, ventilating and air conditioning (HVAC) system for three years (3), in so much as it was installed by Landlord. Thereafter, Tenant shall be responsible for all repairs and replacements to the HVAC system and shall maintain at its expense, a service contract for the repairs to the same with a Maryland licensed HVAC contractor acceptable to Landlord. Tenant shall provide Landlord with evidence of the maintenance contract.

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                               Section 9 - Signage

      9.01. Tenant will not place or suffer to be maintained on either a temporary or permanent basis any sign or other advertising matter on the exterior of, nor on any part of, the Building or Common Area without the previous written consent of Landlord, which consent may be withheld for any reason. Any sign placed without Landlord's consent may be removed or caused to be removed by Landlord at Tenant's expense. Tenant hereby agrees to utilize the contractor named by Landlord for fabrication and installation of any sign located on the exterior of the Premises, the Building , if so permitted, or on the common pylon road sign. Tenant may obtain the name of the contractor from the Landlord or Landlord's agent. Tenant shall be responsible for all costs associated and arising out of the fabrication and installation of the said sign or signs.

                              Section 10 - Repairs

      10.01. Landlord's Repairs. Landlord, at its expense, will make or cause to be made repairs to: (i) any sprinkler system; (ii) structural repairs to exterior walls, structural columns and structural floor which collectively enclose the Premises, excluding, however, all doors, door frames, door fronts, windows and glass, which enclose the Premises; (iii) the roof over the Premises; and the resurfacing, striping and repairing of the parking areas. Landlord shall be obligated to make the said repairs only if the necessity of such repair is reasonable and Tenant shall have given Landlord notice of the necessity for such repairs, and provided that the necessity for such repairs shall not arise from or shall be caused by the negligence or willful acts of Tenant, its agents, concessioners, officers, employees, licensees, invitees, or contractors, in which case the cost of any such repairs shall be the responsibility of Tenant. The costs set forth above shall be included in the Operating Expenses paid as Additional Rent by tenants.

      10.02. Tenant's Repairs. All repairs to the Premises or any of the installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to Subsection 10.01 shall be made by Tenant at its expense. Tenant shall be responsible, at its expense, to make or cause to be made repairs to the heating, ventilating or air conditioning system servicing the Premises. Without limitation of the foregoing, Tenant shall keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, other than those in Subsection 10.01, in good order and repair and will make all replacements from time to time required thereto at its expense, and will surrender the Premises at the expiration of the term or such other time as it may vacate the Premises in as good condition as when received, except depreciation caused by ordinary wear and tear, damage by casualty (other than damage by casualty which is caused by the negligence of Tenant, its agents, concessioners, officers, employees, contractors, licensees, or invitees) or unavoidable accident or Act of God. Tenant will not overload the electrical wiring servicing the Premises or within the Premises, and will install at its expenses, subject to the prior written consent of Landlord, any additional electrical wiring which may be required in connection with Tenant's apparatus, occupation or use of the Premises. Any damage or injuries sustained by any person because of mechanical, electrical, or plumbing or any other equipment or installations, whose maintenance and repairs is the responsibility of Tenant, shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages, and liability in connection therewith, including, but not limited to, attorneys and other professional fees, and any other costs which Landlord may reasonably incur. Should Tenant fail to properly repair the Premises as set forth above, Landlord, in addition to any other remedies it may have available to it, may cause said repairs to be made and charge the expenses to Tenant, and Tenant shall pay the same as Additional Rent.

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                       Section 11 - Alterations by Tenant

      11.01. Tenant shall not make any alterations, renovations, improvements or other installations in, on or to the Premises or any part thereof (including without limitation, any alterations of the front or sides, structural alterations, securing of any fixtures, apparatus, or equipment of any kind to any part of the Premises) unless or until Tenant shall cause plans and specifications therefore to have been prepared, at Tenant's expense, by an architect or other duly qualified person determined in the sole discretion of Landlord, and shall have obtained Landlord's prior written approval thereof, which approval may be withheld for any reason.

                            Section 12 - Common Areas

      12.01. Landlord grants to Tenant and its agents, employees, and customers, a non-exclusive license to use the Common Areas in common with others during the term of this Lease and any renewal term thereof, subject to the exclusive control and management thereof at all times by Landlord.

      12.02. Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Building and Common Area. Landlord will have the right (i) to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas; (ii) to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the parking and other Common Areas; (iii) to close temporarily any or all portions of the Common Areas; (iv) to discourage non-customer parking; and (v) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable.

      12.03 If parking spaces are provided under this Lease, Landlord reserves the right to designate the type and location of the parking spaces, and the right from time to time to change the type and location of parking spaces. Parking spaces allocated to Tenant will be directly in front of Tenant's space.

      At Landlord's sole discretion, Tenant shall provide Landlord with the license plate number, year, make, and model of the automobiles entitled to use the parking spaces, and if requested by Landlord, such automobiles shall be identified by stickers provided by Landlord, and only such designated automobiles shall be entitled to use the parking spaces. If Landlord so desires additional spaces may be provided for Tenant's business visitors and guests on a daily basis.

      Landlord assumes no responsibility or liability to Tenant of any kind whatsoever from any cause with respect to the use of the parking spaces or other parking spaces, adjoining streets, sidewalks, driveways, property, and passageways, or the use thereof by anyone entitled to the use the area.

                             Section 13 - Utilities

      13.01. Landlord will provide to the Premises connections so that Tenant may obtain separately metered electricity. The water to the Premises is furnished by a system monitored by Landlord and for which Landlord will provide to Tenant a quarterly billing statement based on Tenant's actual or pro rata use and subject to modification based upon costs to Landlord, from time to time. Tenant will be responsible for the cost of such utilities. Tenant will arrange for electrical, telephone and other such services, in its own name and indemnify Landlord for all charges or claims for such services, including attorney's and other professional fees.

                          Section 14 - Indemnification

      14.01. Tenant agrees to indemnify Landlord from any and all claims, actions, damages, liability and expense, including attorney's and other professional fees, in connection with the loss of life, personal injury and/or property damage arising out of the occupancy or use of the Premises by Tenant, regardless of whether such claims are made by an employee, officer, agent, contractor, licensee, invitee of Tenant or a third party. Tenant acknowledges that the Premises are within its sole and exclusive control for purposes of this Section.

                        Section 15 - Release of Landlord

      15.01. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the Building adjacent to or connecting with the Premises or any other part of the Building or Common Area.

                             Section 16 - Insurance

      16.01. At all times during the term of this Lease, Tenant will take out and keep in force, for the protection of Landlord and Tenant, at its expense:

            (a) public liability insurance, including insurance against assumed or contractual liability, with respect to the Premises to afford protection, for each occurrence, to the limit of not less than Two Million Dollars ($2,000,000) with respect to personal injury or death, and Five Hundred Thousand Dollars ($500,000) with respect to property damage;

            (b) all-risk casualty insurance, written at replacement cost value and with replacement cost endorsement covering all of Tenant's personal property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all Leasehold improvements installed in the Premises by or for Tenant; and

            (c) if and to the extent required by law, workmen's compensation or similar insurance in form and amounts required by law.

      Tenant shall provide Landlord with a certificate indicating that said insurance and every renewal thereof has been purchased, is in full force and effect, naming Landlord as an additional insured, and requiring that the insurer provide Landlord with thirty (30) days notice of cancellation.

      16.02. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord.

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

      16.03. Waiver of Subrogation: Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to the property or the adjoining property, or in any manner growing out of or connected with the Tenant's use and occupation of the leased premises, or the condition thereof or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licenses or assignees. This release shall apply only to the extent that such business interruption, loss or damage to property is covered by insurance, regardless of whether such insurance is payable to or protects the other of greater liability on either Landlord or Tenant than would have existed in the absence of this paragraph. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the rights of the insured to recover under such policies.

     Section 17 - Casualty - Landlord's Obligation to Repair and Reconstruct

      17.01. Generally. If the Premises shall be damaged by fire, the elements, accident or other casualty (any such causes being referred to herein as a "Casualty"), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rent. If, as the result of Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of this Section, Landlord shall cause such damage to be repaired and all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable until such time as the repairs are completed. All such repairs shall be made at the expense of Landlord, but Landlord shall not be required to perform any work beyond that described in Exhibit B and shall be limited to the amount of the insurance proceeds available and paid to Landlord as a result of such Casualty. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property or to any leasehold improvements installed in the Premises by or for Tenant, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

      17.02. Landlord's Option to Terminate Lease. If the Premises are (i) rendered wholly untenantable or (ii) damaged as a result of any cause which is not covered by Tenant's or Landlord's insurance or (iii) damaged or destroyed in whole or in part during the last three years of the Term, or (iv) if the Building is damaged to the extent of fifty percent (50%) or more of the floor area thereof, then in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of that date of such notice, and Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                            Section 18 - Condemnation

      18.01. Condemnation Award. If the whole of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation, or expropriation or in the event of a conveyance in lieu thereof, then this Lease shall terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority, and Tenant shall have no claim against Landlord or the condemning authority for any of the condemnation proceeds or for the value of the unexpired Term of this Lease.

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

      18.02. If only part of the Premises shall be so taken or conveyed, and if such partial taking or conveyance shall render the Premises unsuitable for the business of Tenant in the reasonable opinion of Landlord, then the Term of this Lease shall cease and terminate as of the date on which possession of the part of the Premises so taken or conveyed is required to be surrendered to the condemning authority, and Tenant shall have no claim against Landlord or the condemning authority for any of the condemnation proceeds or for the value of any unexpired Term of this Lease. In the event such partial taking or conveyance is not extensive enough to render the Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect except that the Annual Rent shall be reduced in the same proportion that the floor area of the Premises so taken or conveyed bears to such floor area immediately prior to such taking or conveyance, such reduction commencing as of the date Tenant is required to surrender possession of such part of the Premises so taken or conveyed. Landlord shall promptly restore the Premises, to the extent of condemnation proceeds available for such purpose, as nearly as practicable to a condition comparable to its condition at the time of such condemnation less the part lost in the taking or conveyance, and thereafter Tenant shall promptly make all necessary repairs, restoration, and alterations of Tenant's fixtures, equipment, and furnishings and shall promptly re-enter the Premises. For purposes of determining the amount of funds available for restoration of the Premises from the condemnation award, said amount will be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering the condemnation award and of any amounts due to Landlord's Mortgagee, and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Premises.

      18.03. If the whole or any part of the Building shall be so taken or conveyed, then in such events notwithstanding the fact that the Premises in whole or in part is not so taken or conveyed, Landlord shall have the right and power, at its option to be exercised by written notice to Tenant, to terminate this Lease effective either the date title vests in the condemning authority or the date Landlord is required to deliver possession of the part so taken or conveyed. In any event, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired Term of this Lease.

      18.04. In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award as damages or otherwise for such condemnation, and Landlord and Landlord's Mortgagee are to receive the full amount of such award as their respective interests may appear. Tenant hereby expressly waives any right or claim to any part thereof and assigns to Landlord any such right or claim to which Tenant might become entitled.

      18.05. Although all damages in the event of any condemnation are to belong to Landlord and Landlord's Mortgagee as aforesaid, whether such damages are awarded as full compensation for diminution in value of the Leasehold or to the fee of the Premises, Tenant shall have the right, to the extent that same shall not diminish Landlord's or such Mortgagee's award, to claim and recover from the condemning authority, but not from Landlord or such Mortgagee, such compensation as may be separately awarded or recoverable by Tenant under law in Tenant's own right for or on account of, and limited solely to, any cost to which Tenant might be put in removing Tenant's furniture, fixtures, leasehold improvements, and equipment.

                     Section 19 - Assignment and Subletting

      19.01. Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the

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

Premises, nor license concessions or lease departments therein, without first obtaining the written consent of Landlord, which consent may be withheld by Landlord for any reason. Consent by Landlord to any assignment of subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting.

      19.02. No consent by Landlord to any assignment or sublease by Tenant shall relieve Tenant of any obligations performed by Tenant under this Lease, whether arising before or after the assignment or sublease. Any assignment or sublease that is not in compliance with this sub-section shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. Acceptance of any rent by Landlord from a proposed assignee or subtenant or other transferee, shall not constitute consent by Landlord to an assignee or subtenant.

      19.03. Each assignee, subtenant, or transferee shall assume all obligations of Tenant under this Lease and shall be and remain jointly and severally liable with Tenant under this Lease and shall be and remain jointly and severally liable with Tenant for payment of Minimum Rent, Additional Rent and the performance of all terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No assignment shall be binding on Landlord unless Tenant or other party to an assignment shall deliver to Landlord a counterpart of the assignment and an instrument in recordable form that contains the covenant of assumptions by the transferee, which is satisfactory in substance and form to Landlord and consistent with the requirements of this Lease. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with any proposed assignment or sublease, including, without limitation, the costs of investigation of the proposed transferee and the legal costs incurred in connection with the granting of any requested consent. In the event Landlord consents to any assignment or sublease by Tenant and rents due under that assignment or sublease is greater than the one due Landlord by Tenant under this Lease then Tenant shall pay the excess to Landlord.

      19.04. If Tenant is a corporation, or limited liability company, the filing of Articles of Transfer or Articles of Merger with the State Department of Assessment and Taxation, or any merger, consolidation, or other transaction constituting an assignment by operation of law, of the assets of the corporation, will, at the election of Landlord constitute an unauthorized assignment of this Lease.

                              Section 20 - Default

      20.01 Any one or more of the following events shall constitute an "Event of Default":

            a. The levy upon or sale of Tenant's interest in the Premises under attachment, execution or similar legal process; or

            b. The filing of a petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as a bankrupt or insolvent or the reorganization of Tenant or any such guarantor or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of its filing; or

            c. The admission in writing by Tenant or any such guarantor of its inability to pay its debts when due; or

            d. The appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within ten (10) days of its entry; or

            e. The making by Tenant or any such guarantor of an assignment for the benefit of its creditors; or

            f. The failure of Tenant to pay any Rent, Additional Rent, or other sum of money; or

            g. The failure of Tenant to pay any Rent or Additional Rent when due, for three (3) months during any twelve (12) month period during the term or renewal term of this Lease; or

            h. Default by Tenant in the performance or observance of any covenant or agreement of this Lease, which default is not cured within ten (10) days after the giving of notice thereof by Landlord, if required, unless such default is of such nature that it cannot be cured within such ten (10) day period in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such ten (10) day period and shall thereafter diligently prosecute the curing of the same.

                              Section 21 - Remedies

      21.01. Upon the occurrence of an Event of Default, and continuance thereof (if applicable), Landlord, without notice to Tenant (except where expressly provided for below) may do any one or more of the following:

      a. Landlord may perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at 18% from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand.

      b Landlord may elect to terminate this Lease and the tenancy created hereby giving notice of such election to Tenant, and may re-enter the Premises, by summary proceedings or otherwise, and may remove Tenant and all other persons and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

      c. Landlord shall be entitled to possession of the Premises and to re-enter the same without further demand of Rent and Additional Rent or demand of possession of said Premises, and may, forthwith, recover possession thereof by whatever process of law may be available in the jurisdiction in which the Premises may be located, any notice to quit or of intention to re-enter being hereby expressly waived by the or Landlord may re-take possession without process of law. In the event of such re-entry or re-taking, Tenant shall, nevertheless, remain liable and answerable for the full rental to the date of such re-taking or re-entry and for damages for the deficiency or loss of Rent and Additional Rent which Landlord may thereby sustain in respect of the balance of the term; and in such case, Landlord shall have the right to let the Premises for the benefit of Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant hereunder; and such damages at the option of Landlord may be recovered at the time of the re-taking or re-entry, or in separate actions from time to time as Tenant's obligation to pay Rent and Additional Rent would have accrued if the term had continued, or from time to time as said damages shall have been made more easily ascertainable by re-lettings, or such action, at the option of Landlord, may be deferred until the expiration of the term, or renewal term, in which latter event the cause of action shall not be deemed to have accrued until the expiration of said term, or renewal term. Landlord, however, may refrain from terminating Tenant's right of possession, and in such case, may enforce against Tenant the provisions of this Lease for the full term hereof, or renewal term.

      d. Landlord may exercise any other legal or equitable right or remedy which it may have.

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

      21.02. Notwithstanding the provisions of Subsection 21.01.(a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in Subsection 21.0l.(a) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

      21.03. In the event legal proceedings are instituted against Tenant by Landlord, either for payment of Rent or Additional Rent or for possession of the Premises, then Tenant agrees to pay all court costs associated with such proceedings, together with all reasonable attorney's fees.

       Section 22 - Subordination and Attornment and Estoppel Certificate.

      22.01. Tenant agrees, at Landlord's discretion: (i) that, except as hereinafter provided, this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any Mortgage now existing or hereafter given by Landlord and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof; and (ii) that if any Landlord's Mortgagee or if the purchaser at any foreclosure sale or at any sale under a power of sale or assent to decree contained in any such Mortgage shall at its sole option so request, Tenant will a (a) Tenant agrees, at Landlord's discretion: (i) that, except as hereinafter provided, this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any Mortgage now existing or hereafter given by Landlord and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof; and (ii) that if any Landlord's Mortgagee or if the purchaser at any foreclosure sale or at any sale under a power of sale or assent to decree contained in any such Mortgage shall at its sole option so request, Tenant will attorn to, and recognize such Mortgagee or purchaser, as the case may be, as landlord under this Lease for the balance then remaining of the Term of this Lease, subject to all terms of this Lease; and (iii) that the aforesaid provisions shall be self-operative, and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser.

      22.02 Notwithstanding anything to the contrary set forth above, any Landlord's Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such written document, such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and this Lease or memorandum thereof recorded prior to the execution, delivery, and recording of the Mortgage. Should Landlord or any Mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form satisfactory to Landlord, the Mortgagee, or the purchaser all instruments and/or documents that may be requested to acknowledge such subordination and/ or agreement to attorn, in recordable form, within fifteen (15) days of such request.

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

      22.03 Tenant agrees that no Landlord's Mortgagee, Landlord's Mortgagee-in-possession, or purchaser shall be bound by any payment of Rent made more than thirty (30) days prior to its due date, and any such sum shall be due and payable on the due date. Tenant further agrees that no Landlord's Mortgagee, Landlord's Mortgagee in-possession, or purchaser shall be responsible for the Security Deposit or other similar funds in respect of this Lease not actually paid to it.

      22.04 In the event Tenant fails to execute and deliver the instruments and documents as provided for in this Section within the time period set forth Therein, Tenant does hereby make, constitute, and appoint Landlord or such Mortgagee or purchaser, as the case may be, as Tenant's attorney-in-fact and in its name, place, and stead to do so. The aforesaid power of attorney is given as security coupled with an interest and is irrevocable.

      22.05. Estoppel Certificate. At any time, and from time to time, upon the written request of Landlord or any Mortgagee, Tenant, within twenty (20) days of the date of such written request, agrees to execute and deliver to Landlord and/or couch Mortgagee, without charge and in a form satisfactory to Landlord and/or such Mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the Term of this Lease; (c) certifying that Tenant is in occupancy of the Premises and that the Lease is in full force and effect and has not been modified, assigned, subleased, supplemented, or amended except by such writings as shall be stated; (d) certifying that an conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are no defenses, set-offs, recoupments, or counterclaims against the enforcement of this Lease by Landlord, or stating the defaults, defenses, set-offs, recoupments and/or counterclaims claimed by Tenant; (f) reciting the amount of advance Rent, if any, paid by Tenant and the date to which such Rent has been paid; (g) reciting the amount of the Security Deposit held by Landlord, if any; and (h) containing any other information that Landlord or the Mortgagee shall require.

      The failure of Tenant to execute, acknowledge, and deliver to Landlord and/or any Mortgagee a statement in accordance with the provisions of this Section within the period set forth herein shall constitute an acknowledgment by Tenant that may be relied upon by any person holding or intending to acquire any interest whatsoever in the Premises or the Building, that this Lease has not been assigned, amended, changed, or modified, is in full force and effect, and that the annual Minimum Rent and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement. Such failure shall also constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses, set-offs, recoupments, or counterclaims against the enforcement of this Lease by Landlord which may exist prior to the date of the written request.

                            Section 23 - Severability

      23.01. If any term or provision, or portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                      Section 24 - Inspections By Landlord

      24.01. Tenant will permit Landlord, its agents, employees and contractors, to enter all parts of the Premises during Tenant's business hours to inspect the same and to enforce or carry out any provisions of this Lease. In the event of an emergency as determined by the Landlord, during non-business hours or if the Tenant is not in the Premises at the time, Landlord shall make one attempt to notify Tenant, but may then immediately enter the Premises for the purposes of resolving the emergency. Tenant hereby consents to such emergency entry and Tenant shall be responsible for any repairs arising out of or necessitated by such emergency entry.

                              Section 25 - Notices

      25.01. All notices required herein shall be in writing, mailed first class, as follows:

           TO LANDLORD AT:      O'Meara Properties, Inc. c/o Brian O'Meara
                                277K Peninsula Farm Road Arnold, Maryland 21012

           TO TENANT AT:        Dover Saddlery Retail, Inc.
                                PO Box 1100
                                525 Great Road
                                Littleton, MA 04160

                Section 26 - Compliance With Laws and Regulations

      26.01. Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

            Section 27 - Corporate/ Limited Liability Company Tenants

      27.01. In the event Tenant is a corporation or limited liability company, the person executing this Lease on behalf of Tenant hereby covenants and warrants that: Tenant is a duly constituted corporation or limited liability company qualified to do business in Maryland; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such person is duly authorized by the board of directors of such corporation or member of the limited liability company, to execute and deliver this Lease on behalf of the corporation or limited liability company.

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                  Section 28 - Successors and Included Persons

      28.01. All rights, obligations, and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective personal representatives, successors, and assigns of the parties; and if Tenant shall consist of more than one person or entity, they shall all be bound jointly and severally by the terms, covenants, and conditions herein. No rights, however, shall inure to the benefit of any personal representative, successor, or assign of Tenant unless the Assignment to such party has been approved by Landlord in writing as provided in Section 19.

      28.02. In any provision of this Lease involving Landlord's being defended, released from liability, indemnified, held harmless, or not being deemed to be liable for any action, omission, or circumstance, the term "Landlord" shall include Landlord and Landlord's contractors and subcontractors and its or their present and future controlling persons, directors, officers, employees, and agents.

         Section 29 - Performance of Landlord's Obligation by Mortgagee

      29.01. Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee, including request for documents necessary to keep the tax-free status of Landlord's financing.

                      Section 30 - Waiver of Trial by Jury

      30.01. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY HERETO AGAINST THE OTHER PARTY ON ANY AND EVERY MATTER, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR WITH RESPECT TO THIS LEASE.

                            Section 31 - Counterparts

      31.01. This Lease may be executed in multiple counterparts or in duplicate, and when so executed by all parties shall constitute one agreement.

                          Section 32 - Entire Agreement

      32.01. This Lease and Exhibits contains the entire agreement between the parties and cannot be changed or modified except by a written instrument subsequently executed by the parties hereto.

                        Section 33 - Time of the Essence

      33.01. Time is of the essence in all provisions of this Lease to be performed by or on behalf of Tenant.

                           Section 34 - Applicable Law

      34.01. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of Maryland.

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                           Section 35 - No Partnership

      35.01 Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of landlord and tenant.

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                        Section 36 - Brokerage Commission

      36.01 Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations, or consultations with respect to the Premises, the building, or this transaction with any real estate agent, broker, or finder and that no real estate agent, broker, or finder called the Premises or any other space in the building to Tenant's attention for lease. In the event that any real estate agent, broker, or finder claims to have submitted the Premises or any other spaces in the Building to Tenant, to have induced Tenant to lease the Premises, or to have taken part in any dealings, negotiations, or consultations with respect to the Premises, the building, or this transaction, Tenant will be responsible for and will defend, indemnity, and save Landlord harmless from and against all costs, fees (including without limitation attorney's fees), expenses, liabilities, and claims incurred or suffered by Landlord as a result thereof.

                           Section 37 - No Recordation

      37.01 Tenant shall not record this Lease.

                              Section 38 - Guaranty

      38.01 In order to induce Landlord to execute this Lease, Tenant agrees that Landlord may, at its option, at the time of the execution of this Lease or at any time during the Term hereof, require a guaranty of the obligations of the Tenant hereunder by a person, firm, or corporation other than Tenant but with a business interest in Tenant, acceptable to Landlord, which guaranty shall be in a form satisfactory to Landlord.

                             Section 39 - Net Lease

      39.01 It is the intention of the parties that, except as specifically provided herein, the Rent and Additional Rent shall be an absolute net return to Landlord throughout the Term of this Lease free of any expenses, charges, or either deduction of any nature whatsoever with respect to the Premises, and this Lease shall be interpreted to impose upon the Tenant all such expenses and charges.

                          Section 40 - Commercial Lease

      40.01 The parties stipulate that the Premises is being leased exclusively for business, commercial, manufacturing, mercantile, or industrial purposes within the meaning of Section 8-110(a) of the Real Property Article of the Annotated Code of Maryland, and that the provisions of Section 8-110(b) of such Article (or any future statute) pertaining to the redemption of reversionary interests under leases shall be inapplicable to this Lease.

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      IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease as of the day and year first above written. Signed in the presence of:

                                              LANDLORD:

Witness                                       HOPKINS ROADS ASSOCIATES

                                         By: ____________________     (SEAL)
__________________________                   Thomas I. Baldwin, Partner
Brian C. O'Meara

Witness                                       TENANT:

                                              DOVER SADDLERY RETAIL, INC.
__________________________
                                         By:_____________________
________(SEAL)                              Its officer, duly authorized

                                       Date:

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                                    Exhibit A

                       Building Footprint Showing Premises

                                       25

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                                    Exhibit B

                             Summary of Tenants Work

1. Pull permits with Tenants complete drawings to be furnished to Landlord by Tenant
2.    Perform work on Plans that would include:
      a.    Demising walls,
      b.    tear out, unwanted walls and
      c.    build new walls for back stock room.
      d.    Adjust size of bathroom per plans
3.    Perform electrical as needed. Plans supplied by Tenant
4.    New Door and front entrance
5.    Provide all architectural and Mechanical Drawings needed to complete job.
6.    Tenants shall provide all Lighting.
7.    Tenant shall provide all Flooring.
8. Tenant shall provide the entire Trim Package for Dover interiors, including but not limited to:
      a.    Fixtures
      b.    Paint
      c.    Slatwall

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